EXHIBIT 5

[GRAPHIC OMITTED]                             FOLEY & LARDNER
                                              100 North Tampa Street, Suite 2700
                                              Tampa, Florida  33602-5810
                                              P.O. Box 3391
                                              Tampa, Florida  33601-3391
                                              813.229.2300 TEL
                                              813.221.4210  FAX
                                              www.foleylardner.com

                                              WRITER'S DIRECT LINE
                                              813.225.4135
                                              ralba@foleylaw.com Email

                                              CLIENT/MATTER NUMBER
                                              999100-0100

                           December 5, 2003


IBIZ Technology Corp.
2238 West Lone Cactus Drive
Suite 200
Phoenix, Arizona 85021

         Re: Amendment No. 1 to the Form S-8 Registration Statement Relating to IBIZ Technology Corp. 2003 Stock Incentive Plan

Ladies & Gentlemen:

                  We have acted as counsel for IBIZ Technology Corp., a Florida corporation (the "Company"), in connection with the preparation of Amendment No. 1 to the Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the increase in the number of shares authorized under the plan from 22,000,000 to 472,000,000 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), which may be issued pursuant to the 2003 Stock Incentive Plan (the "Plan"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and
Item 601(b)(3) of Regulation S-K. The additional 450,000,000 shares of Common Stock issuable pursuant to the Plan are referred to herein as the "Shares."

                  We have examined and are familiar with the Articles of Incorporation of the Company filed with the Secretary of State of the State of Florida, Bylaws of the Company, proceedings of the Board of Directors of the Company in connection with the adoption of the Plan, and such other records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth in this opinion letter.

                  Based on the foregoing, it is our opinion that the Shares of common stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be duly and validly issued, fully paid and nonassessable.

                  We are licensed to practice law in the State of Florida and express no opinion as to any laws other than those of the State of Florida and the federal laws of the United States of America.

                  This opinion letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as



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IBIZ Technology Corp.
December 5, 2003
Page 2



Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.
..

                                        FOLEY & LARDNER



                                        By:  /s/ Russell T. Alba
                                           -------------------------------------
                                           Russell T. Alba

RTA/mtv